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                                                                       EXHIBIT 4


                                MANOR CARE, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN


SECTION ONE.  PURPOSES

         The 1995 Manor Care, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Manor Care, Inc. and its Subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. Such stock ownership induces such employees to continue in the employ of the Company. The Plan also enables the Company to attract and retain such employees. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION TWO.  DEFINITIONS

         A. Agent. The term "Agent" shall have the meaning set forth in Section Thirteen hereof.

         B. Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Company or any individual or committee to which the Board of Directors has delegated authority to act with respect to a specific activity.

         C. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         D. Common Stock. The term "Common Stock" shall mean the $.10 par value Common Stock of the Company.

         E. Company. The term "Company" shall mean Manor Care, Inc., a Delaware corporation.

         F. Compensation. The term "Compensation" shall mean basic cash compensation, before any payroll deductions for taxes or any other purposes, including regular commissions paid by the Company or a Subsidiary to a Participant in respect of the service of such Participant to the Company or a Subsidiary during an Offering Period increased by any amounts with respect to which the Participant has





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elected to defer or reduce remuneration for federal income tax purposes (i)
under the Manor Care, Inc. Retirement Savings and Investment Plan, (ii) under the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan, or
(iii) under any "cafeteria plan" (as described in Section 125 of the Code) maintained by the Company or a Subsidiary. Compensation shall not include any amounts paid to the Participant as (i) bonuses, (ii) overtime pay, (iii) any amounts paid during that Offering Period on account of the Participant under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), and (iv) except as otherwise provided in the preceding sentence, any amounts which are not includible in the income of the Participant for federal income tax purposes.

         G. Continuous Service. The term "Continuous Service" as of any date shall mean the period determined by the Company, on a uniform basis for employees similarly situated, to represent the then unbroken period of service of an employee as an employee of the Company or of a Subsidiary designated by the Board of Directors to participate in the Plan; provided, however, that in the case of such a Subsidiary, Continuous Service shall not include service prior to the date of its affiliation with the Company, unless the Board of Directors otherwise provides for recognition of such service. A break in Continuous Service shall be deemed to have occurred whenever an employee voluntarily or involuntarily ceases to be an employee. The transfer by an employee from one corporation to another corporation participating in the Plan shall not affect the Continuous Service of the employee.

         H. Designated Subsidiary. The term "Designated Subsidiary" shall mean a Subsidiary designated by the Board of Directors to participate in the Plan.

         I. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         J. Market Price. The term "Market Price" shall mean the price at which the Agent purchases Common Stock in accordance with Section Thirteen hereof.

         K. Nominee. The term "Nominee" shall have the meaning as set forth in Section Seven hereof.

         L. Offering Date. The term "Offering Date" shall mean the first day of each January, April, July and October, commencing January 1, 1996.

         M. Offering Period. The term "Offering Period" shall mean a three-month period commencing with an Offering Date and ending with the following Purchase Date.

         N. Option. The term "Option" shall mean the right of a Participant to acquire Common Stock pursuant to the provisions of the Plan.





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         O.      Participant.  The term "Participant" shall mean an eligible employee who has authorized payroll deductions for the purchase of Common Stock under the Plan in accordance with Section Four hereof.

         P. Purchase Date. The term "Purchase Date" shall mean the last trading day of each March, June, September, and December, commencing March, 1996 or if a pay period ends on the last day of a calendar quarter, the next trading day.

         Q. Retirement. The term "Retirement" shall mean termination of employment of a Participant on or after the sixty-fifth (65th) birthday of the Participant.

         R. Section 16 Person. The term "Section 16 Person" shall mean any Participant subject to the limitations of Section 16 of the Securities Exchange Act of 1934, as amended.

         S. Subsidiary. The term "Subsidiary" shall mean a Subsidiary corporation of the Company as defined by Section 424(f) of the Code.

         T. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

SECTION THREE.  ELIGIBILITY

         All employees of the Company, or Designated Subsidiaries of the Company, who shall have completed one (1) year of Continuous Service as of any Offering Date, shall be eligible to participate in the Plan, provided that (i) no employee shall be eligible who, immediately after any Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (applying the rules of Section 424(d) of the Code in determining stock ownership), (ii) no Director of the Company or of any Subsidiary, who is not an officer or other employee of any thereof, shall participate in the Plan and (iii) no employee shall be eligible whose customary employment is twenty
(20) hours or less per week or whose customary employment is for not more than five (5) months in any calendar year.

SECTION FOUR.  METHOD OF PURCHASE

         A. On each Offering Date, each Participant shall be granted the right to purchase such number of shares of Common Stock as may be purchased, as provided herein, by a sum equal to (i) the amount of the Compensation of the Participant deducted in accordance with the following paragraph of this Section Four during an Offering Period and (ii) the amount of the share of the Participant of the





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contribution of the Company during such Offering Period.

         An eligible employee shall become a Participant in the Plan by authorizing payroll deductions for the purchase of Common Stock under the Plan prior to an Offering Date with instructions for the purchase of Common Stock
under the Plan.   At the time a Participant files his or her authorization, the
Participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at a rate not less than two percent (2%) and not in excess of ten percent (10%) in whole percentages of his or her Compensation. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest will be paid on funds in the account of a Participant.

         A Participant shall be deemed to have continued his or her most recent election to participate in the Plan for the next Offering Period unless he or she notifies the Company on or before the twentieth (20th) day of the month preceding the beginning of the next Offering Period that he or she elects not to participate in the Plan for the next Offering Period. Such notice may not be revoked. A Section 16 Person who gives such notice shall not again be eligible to participate in the Plan before the elapse of the next two (2) full Offering Periods. Similarly, a Participant may elect to increase or decrease the amount of his or her payroll deduction on or before the twentieth (20th) day of the month preceding the beginning of the next Offering Period, such increase or decrease to be effective at the beginning of the next Offering Period.

         On or before each Purchase Date, the Company shall contribute to the Agent an amount so as to have the effect of the Company contributing ten percent (10%) of the purchase price of the Common Stock. The Agent shall cause all the proceeds received from contributions of the Participant and the contribution of the Company to be applied to the open market purchase of Common Stock. The account of each Participant shall be credited with the number of shares of Common Stock equal to the sum of the contributions of the Participant and the share of the Participant of the contribution of the Company applied by the Agent to the purchase of Common Stock divided by the average price per share of Common Stock purchased by the Agent. Unless the Company otherwise directs, the Agent may, but shall not be obligated to, allocate fractional shares of Common Stock for any Participant or purchase shares of Common Stock in odd lots. Upon termination of an account, any fractional shares in the Participant's account will be sold, and the proceeds therefrom shall be delivered to such Participant. In the event fractional shares are not allocated to the accounts of Participants under the Plan, any accumulated payroll deductions which would have been used to purchase fractional shares shall remain in the accounts of Participants. No interest will be paid on such funds in accounts of Participants and shall be deemed to be a payroll deduction of the next Offering Period.





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         B.      No Participant shall have the right to purchase Common Stock under the Plan at a rate of more than $25,000 in value thereof in any calendar year, such value to be based on the fair market value per share of the Common Stock as of the Offering Date on which a Participant becomes eligible to purchase Common Stock in such year under the terms of the Plan.

         C. A Participant may not increase or reduce the amount of his or her payroll deduction during an Offering Period, provided, however, that a Participant may reduce the amount of his or her payroll deduction to zero at any time during the Offering Period in which case the employee may not participate again in the Plan until the following Offering Period, except that if the employee is a Section 16 Person then he or she shall not again be eligible to participate in the Plan before the elapse of the next two (2) full Offering Periods. A Participant shall be deemed to have elected to purchase all of the shares which his or her authorized payroll deductions and share of the contribution of the Company would purchase on a Purchase Date.

         D. If at any time the number of shares as to which Options have been granted shall exceed the remaining number of shares authorized for purchase under the Plan, the number of shares which may be purchased by each Participant shall be reduced proportionately.

         E. At any time prior to a Purchase Date the Board of Directors may terminate the Plan without any obligation whatsoever to the Participants, other than to refund to each Participant, without interest, any sum accumulated for him or her by payroll deductions.

SECTION FIVE.  WITHDRAWALS

         A Participant may withdraw funds in his or her account under the Plan only by withdrawal from the Plan; in the event of the withdrawal of the Participant, he or she shall not be eligible to participate in the Plan until the next Offering Date, except that if the withdrawing Participant is a Section 16 Person then he or she shall not again be eligible to participate in the Plan before the elapse of the next two (2) full Offering Periods.

SECTION SIX.  TERMINATION OF EMPLOYMENT

         A. Upon termination of the employment of a Participant for any reason, excluding death while in the employ of the Company or a Designated Subsidiary or Retirement, the Common Stock and/or cash credited to his or her account and not used to purchase shares will be returned to the Participant within sixty (60) days after the end of the then current Offering Period or as soon as administratively practicable thereafter. As an alternative to a distribution of Common Stock, a Participant may request that the Agent sell the Common Stock in the account of a Participant and





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forward the net proceeds to such person or persons.


         B.      Upon termination of the employment of a Participant because of
(i) death, or (ii) Retirement, his or her beneficiary (as defined in Section
Nine), or the Participant, as the case may be, shall have the right to elect, by written notice given to the Secretary of the Company prior to the expiration of the period of thirty (30) days commencing with the date of the death of the Participant, or Retirement of the Participant, as the case may be, either

         (i) to withdraw all of the payroll deductions credited to the account of the Participant under the Plan or

         (ii) to exercise the Option of the Participant on the Purchase Date next following the date of the death of the Participant or Retirement of the Participant, as the case may be, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the account of the Participant at the date of the death of the Participant or Retirement of the Participant, as the case may be, and the proportionate share of the contribution of the Company, will purchase at the applicable Purchase Price, and any excess in such account will be returned to said beneficiary or Participant, as the case may be.

In the event that no such written notice of election shall be duly received by the office of the Secretary of the Company, the beneficiary or Participant, as the case may be, shall automatically be deemed to have elected to withdraw the payroll deductions credited to the account of the Participant at the date of the death or Retirement of the Participant, as the case may be, and the same will be paid to the said beneficiary or Participant within sixty (60) days after the end of the current Offering Period or as soon as administratively practicable thereafter.

         In addition, upon termination of the employment of a Participant because of (i) death, or (ii) Retirement, the Common Stock and/or cash (except as otherwise provided in this Section Six B) shall be distributed to the Participant or to the person or persons entitled thereto under Section Nine within sixty (60) days after the end of the current Offering Period or as soon as administratively practicable thereafter. As an alternative to a distribution of Common Stock, a Participant or such person or persons entitled to receive the account of a Participant under Section Nine may request that the Agent sell the Common Stock in the account of a Participant and forward the net proceeds to the Participant or such person or persons.

SECTION SEVEN.  STOCK

         Subject to adjustment upon changes in capitalization of the Company as





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provided in Section Ten, the maximum number of shares of Common Stock which shall be made available for purchase under the Plan is 1,000,000 shares.

         Shares purchased pursuant to an Option will initially be registered in the name of a Nominee designated by the Company, as custodian for the account of the Participant entitled thereto. Stock certificates will not be issued to Participants for shares held in the name of the Nominee, but all rights accruing to an owner of record of such shares (including voting rights) will belong to the Participant for whose account such shares are held. Notwithstanding the foregoing, each Participant may elect to have some or all of the full shares of Common Stock previously purchased and registered in the name of the Nominee on his or her behalf registered in the name of such Participant. Written notice of such an election must be given by the Participant to the Nominee, specifying the number of full shares of Common Stock to be registered in the name of such Participant. The specified number of shares of Common Stock will be transferred to and registered in the name of the notifying Participant as soon as administratively practicable.

         The Board of Directors may, in its discretion, require as a condition to the grant of the right to purchase hereunder that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly authorized for trading on a national securities exchange and that either

         (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

         (ii) the Participant shall have represented in form and substance satisfactory to the Company that it is the intention of the Participant to purchase such shares for investment.

SECTION EIGHT.  NONASSIGNABILITY

         Neither payroll deductions credited to the account of a Participant nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section Five.

SECTION NINE.  DESIGNATION OF BENEFICIARY

         A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the Participant prior to the delivery of such shares or cash to Participant. Such designation of





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beneficiary may be changed by the Participant at any time by written notice to the Secretary of the Company. Within thirty (30) days after the death of the Participant, the beneficiary may, as provided in Section Six, elect to exercise the Option of the Participant when it becomes exercisable on the Purchase Date next following the date of the death of the Participant. Upon the death of a Participant and upon receipt by the Company of proof of the identity and survivorship of a beneficiary validly designated by the Participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such death of a Participant, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant within sixty (60) days after the end of the current Offering Period or as soon as administratively practicable thereafter, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the Participant under the Plan.

SECTION TEN.  RECAPITALIZATION

         In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Company, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and rulings and regulations thereunder, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan.

SECTION ELEVEN.  RIGHTS AS A STOCKHOLDER

         An employee shall have no rights as a stockholder with respect to any shares offered hereunder until completion of payment therefor. Participants will not be issued stock certificates unless requested. All Common Stock purchased under the Plan during an Offering Period will be held by the Nominee for at least two (2) years from the Offering Date of the Offering Period. Common Stock may be sold during this two-year period, but may not be transferred to another agent or nominee. Common Stock purchased under the Plan by a Section 16 Person may not be sold before six (6) months after its Purchase Date. Notwithstanding the foregoing, a Participant must sell a minimum of fifty (50) shares of Common Stock each time he or she elects to sell Common Stock or such fewer whole shares of Common Stock in





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the account of the Participant upon termination of employment.



SECTION TWELVE.  STATUS OF PLAN FUNDS

         All amounts held by the Company under the Plan shall be added to the general funds of the Company and shall be used for such purposes as the Company shall from time to time determine. The Company shall not be obligated to segregate such payroll deductions.

SECTION THIRTEEN.  ADMINISTRATION.

         The Plan shall be administered by the Board of Directors. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board of Directors. Determinations made by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. Any rule or regulation adopted by the Board of Directors shall remain in full force and effect unless and until altered, amended, or repealed by the Board of Directors. The Board of Directors may delegate to a committee any authority of the Board of Directors under this Plan.

         An Agent may be appointed by the Board of Directors to perform the functions and have the responsibilities assigned to the Agent in this Section Thirteen with respect to the purchase of Common Stock. The Board of Directors shall have the right to change the Agent at any time.

         Notwithstanding any other provision to the contrary contained herein, the Agent shall have all authority to determine the times of such purchases, the prices at which such purchases are made, the manner of such purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases. If Common Stock is purchased at varying Market Prices, an average price will be allocated to the account of each Participant.

         All costs and expenses incurred in administering the Plan shall be paid by the Company, excluding (i) costs associated with requests for the issuing of stock certificates to Participants or to the person or persons entitled to receive the same under Section Nine hereof, (ii) the costs of the sale of Common Stock, and (iii) the costs associated with a Participant terminating or withdrawing from the Plan.

SECTION FOURTEEN.  AMENDMENT OR TERMINATION.





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         Subject to Section Four(E), the Board of Directors may at any time terminate or amend the Plan. No amendment may be made without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to Participants under the Plan, (b) increase the number of shares which may be available for purchase under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.

SECTION FIFTEEN.  NOTICES

         All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been given when received by the Secretary of the Company.

SECTION SIXTEEN.  APPROVAL OF STOCKHOLDERS

         The effectiveness of this Plan is subject to its approval by the stockholders of the Company within twelve (12) months after the date it is adopted by the Board of Directors.

SECTION SEVENTEEN.  REGISTRATION AND QUALIFICATION OF THE PLAN
UNDER APPLICABLE SECURITIES LAWS

         No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Option under the applicable state and federal securities laws to the extent required by such laws.





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